 Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CLECO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Cleco Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Cleco Corporation
Commission File No.: 001-15759

On October 20, 2014, the following frequently asked questions were posted on Cleco Corporation’s intranet and available for all employees.

Employee FAQ

1.	What did Cleco announce?
We have announced that Cleco has entered into an agreement to be acquired by a group of North-American investors led by Macquarie Infrastructure Real Assets (MIRA) and British Columbia Investment Management Corporation (bcIMC) together with John Hancock Financial and other infrastructure investors.

After a thorough evaluation, Cleco is moving forward with a transaction that enables us to partner with a group of experienced, long-term infrastructure investors who understand and are committed to Cleco’s strategy as a safe, reliable, competitively priced electricity provider positioned to meet its customers’ long-term power needs.

We believe this transaction is in the best interest of all Cleco stakeholders, including our shareholders, employees, retirees, customers and communities.

2.	Does this announcement mean the sale is final?
The transaction is subject to customary closing conditions, including the approval of the Louisiana Public Service Commission (LPSC), Cleco shareholders, the Federal Energy Regulatory Commission (FERC), and the expiration or termination of the waiting period under the Hart-Scott Rodino Act. Cleco expects the transaction to close in the second half of 2015.

3.	How will this transaction affect employees?
We expect it to be largely business as usual at Cleco, including for our employees. This transaction enables Cleco to partner with a group of experienced, long-term infrastructure investors who understand the relationship between Cleco and its employees, retirees, and communities, and who also believe in the company’s long-term strategy and is committed to helping Cleco achieve continued growth.

4.	Are there layoffs planned as a result of the acquisition? Will there be changes to employees’ compensation and benefits? What about retiree benefits?
As part of the transaction, the new owner group has made broad commitments to preserve employment levels, employee pay and benefits, and retiree benefits.

Specifically, the new owner group has committed to maintain employee headcount, salaries and benefits substantially consistent with or better than current levels, in the aggregate, across the company for two years. In addition, there will be no material changes to Cleco’s pension plan, pension plan design, or to current benefits for retiree medical plan participants for two years.

5.	If employee salary and benefits are protected for two years, what will happen after that time?
As stated above, there will be no layoffs or changes to employee benefits or compensation levels as a result of the transaction. Looking beyond two years, keep in mind, this transaction is about growth and securing our future, and the new owner group recognizes the important role that our employees have had - and will continue to have - in Cleco’s success. In this regard, we will maintain a competitive compensation and benefits program that enables us to maintain and recruit the talent we need to support the company’s objectives, just as we always have. The new owner group is committed to Cleco’s workforce and places a high priority on recruiting, retaining and rewarding quality people.

While the employee agreement specifies a two-year commitment, our new owners want us to grow our business. To successfully achieve that growth, we must have talented employees, and to have talented employees, we must continue to pay at market rates. That means we will evaluate pay and benefits just as we have in the past.

6.	Will employee bonus arrangements change as a result of the transaction?
It will be business as usual. Current bonus eligibility will not change as a result of this transaction.

7.	How will employee compensation arrangements be determined in the future? Will employees still be eligible for raises after the transaction?
It will be business as usual. The company will continue to conduct an annual compensation and performance review process with positions benchmarked and raises considered in the same way they are today.

8.	What will happen to the Cleco shares that employees own through the company’s 401(k) plan and the participation in the Employee Stock Purchase Plan?
At the closing, all Cleco shareholders, including employee shareholders, will receive $55.37 in cash for each share of Cleco stock they own. At that time, the funds will remain in the employee’s 401(k), and the employee will work through JP Morgan, , to allocate these funds to an investment of choice. From the day that the transaction was announced until closing, the Employee Stock Purchase Plan will be suspended. Once the transaction is complete, it is contemplated that the plan will close, with shares in the plan receiving the same $55.37 per share cash consideration.

9.	Is Cleco offering retention packages for employees?
We do not anticipate offering retention packages at this time.

10.	Will there be changes to the way the Cleco workforce is managed as a result of the transaction? Will reporting relationships change after the transaction?
We have the right partners who understand and are committed to preserving our Louisiana heritage by maintaining Cleco’s traditional core values, operational independence and local management. As a result, we expect Cleco to operate much as it does today. Cleco will remain a stand-alone company led by local management, with existing reporting relationships to remain largely the same, and current practices related to annual reviews, training and development, for example, continuing as usual.

11.	How much will the new owner group interact with employees? Does the new owner group have a say in any decisions? Will they be onsite for anything? Who will manage the company on a day-to-day basis?
Certainly the new owner group brings experience and expertise they believe will help support our growth, and we want to benefit from those skills and their input. That said, these partners also understand and are committed to preserving our Louisiana heritage by maintaining Cleco’s traditional core values, operational independence and local management. As a result, we expect Cleco to operate much as it does today. Cleco will remain a stand-alone company led by local management, with existing reporting relationships to remain largely the same, and current practices related to annual reviews, training and development, for example, continuing as usual.

12.	Who will lead Cleco after this transaction closes? Who will serve on the company’s board of directors? What happens to other members of Cleco’s management team (e.g. Judy, Tom and Wade)?
Upon closing of the transaction, it is expected that Darren Olagues will become president and CEO of Cleco and that Keith Crump, Cleco Power’s current senior vice president of commercial operations, and Bill Fontenot, Cleco Power’s current senior vice president of utility operations, will maintain senior leadership roles.

Additional details regarding the management team and board of directors will be provided over the coming months as we move toward the transaction’s closing.

13.	Will this transaction have an impact on Cleco’s culture?
We expect it to be business as usual. With this transaction, we have the right partners who understand and are committed to preserving our Louisiana heritage by maintaining Cleco’s traditional core values.

14.	Can you provide more information about the new owner group?
As two of the world’s largest and most experienced investors in and managers of infrastructure businesses globally, MIRA and bcIMC have a strong track record of responsible ownership of essential community assets.

They have achieved this through working collaboratively with all stakeholders, including customers, employees, governments and the wider communities in which these businesses operate to ensure sustainable growth.

They have significant experience owning large utilities in the United States and around the world. For example:

•	Puget Energy - Regulated Washington State electric utility

•	Duquesne Light - Regulated Pittsburgh electric utility

•	AltaLink - Electricity transmission company in Alberta

•	Cardinal Power - Cogeneration power facility in Ontario

•	Aquarion Company - Regulated New England water utility

•	The Gas Company - Hawaiian full-service gas utility

•	Thermal Chicago - District Energy assets located in Chicago and Las Vegas

•	Corix Infrastructure Inc. - Water waste and energy infrastructure company with a focus on small to medium-sized communities across North America

We believe their experience and expertise can help drive additional growth at Cleco in the current operating environment and allow the company to continue to prosper over the long-term.

15.	What role will the new owner group play in running the company?
These are long-term investors who share a philosophy of investing in high-quality infrastructure and other essential assets over the long-term. The new owner group brings experience and expertise they believe will help support our growth, and we want to benefit from those skills and their input. That said, these new partners also understand and are committed to preserving our Louisiana heritage by maintaining Cleco’s traditional core values, operational independence and local management. As a result, we expect Cleco to operate much as it does today.

16.	Where can employees get additional information? Get answers to questions?
Cleco executives and representatives of the new owner group will be holding town hall meetings over the next few days. We would encourage you to ask questions and engage with these groups. Additionally, there are documents located on Cleconet.com that will offer additional information, and a page designated for this transaction can be found on Cleco.com. There will be opportunities to ask questions in face-to-face meetings, and you can submit questions to employeeinformation@cleco.com or anonymously at cleconet.com. These questions and answers will be added to the frequently asked questions currently located on the Intranet.

Forward-Looking Statements
Statements in this communication include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; or could otherwise cause the failure of the merger to close, including the failure to obtain shareholder approval for the proposed merger; (ii) the failure to obtain regulatory approvals required for the merger, or required regulatory approvals delaying the merger or causing the parties to abandon the merger; (iii) the failure to obtain any financing necessary to complete the merger; (iv) risks related to disruption of management’s attention from Cleco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Cleco and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the fact that actual or expected credit ratings of Cleco or any of its affiliates, or otherwise relating to the merger, may be different from what the parties expect; (viii) the effect of the announcement of the proposed merger on Cleco’s relationships with its customers, operating results and business generally; (ix) the amount of the costs, fees, expenses and charges related to the proposed merger; (x) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Cleco that could interfere with the proposed merger; (xi) future regulatory or legislative actions that could adversely affect Cleco; and (xii) other economic, business and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 25, 2014, under the headings Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequently filed Forms 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by the factors identified above. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, Cleco will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement, and may file other relevant documents with the SEC. The definitive proxy statement will be mailed to Cleco’s shareholders. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Cleco’s shareholders are urged to read the definitive proxy statement in its entirety when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of the definitive proxy statement, when available, and other relevant documents filed by Cleco with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement, when available, and other relevant documents from Cleco’s website at http://www.cleco.com or by directing a request to: Cleco Corporation, P.O. Box 5000, Pineville, LA 71361-5000, Attn: Shareholder Assistance, (800) 253-2652.

Participants in the Solicitation

Cleco and its directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Cleco in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Cleco in connection with the proposed merger, which may be different than those of Cleco’s shareholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Shareholders can find information about Cleco and its directors and executive officers and their ownership of Cleco’s common stock in Cleco’s definitive proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 14, 2014, and in subsequently filed Form 4s of directors and executive officers filed with the SEC.